Exhibit 32.2

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Conversion Services International, Inc., a Delaware corporation (the “Company”), on Form 10-Q for the three and nine months ended September 30, 2007, as filed with the Securities and Exchange Commission (the “Report”), William Hendry, Chief Financial Officer of the Company, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ William Hendry
William Hendry
Chief Financial Officer
November 13, 2007

[A signed original of this written statement required by Section 906 has been provided to Conversion Services International, Inc. and will be retained by Conversion Services International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]